UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 25, 2014

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 25, 2014, Lennar Corporation (the “Company”) and the Guarantors (as defined below) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. with respect to the offering and sale in an underwritten public offering by the Company of $100 million aggregate principal amount of its 4.50% Senior Notes due 2019 (the “Notes”). The Notes are being sold at a public offering price of 100.50% of their principal amount. The Company had previously issued $400 million of 4.50% Senior Notes due 2019 on February 12, 2014.

The offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3, File No. 333-179288 and a prospectus supplement dated February 25, 2014 that was filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) under the Securities Act on February 25, 2014. The offering is expected to close on February 28, 2014, subject to customary closing conditions. A legal opinion relating to the Notes is filed herewith as Exhibit 5.1.

The Company intends to use the net proceeds from the offering, which are estimated to be $100 million, for working capital and for general corporate purposes. The Notes will be governed by an Indenture, dated as of December 31, 1997 (the “Indenture”), as supplemented by the Eighth Supplemental Indenture, dated as of February 12, 2014, by and among the Company, each of the guarantors identified therein and The Bank of New York Mellon, as trustee. Interest on the Notes will accrue at a rate of 4.50% per annum on the principal amount from February 12, 2014, payable semi-annually on June 15 and December 15 of each year, commencing June 15, 2014. The Notes will mature on June 15, 2019, subject to earlier redemption or repurchase. The Notes will be guaranteed by most, but not all, of the Company’s subsidiaries (the “Guarantors”), but the guarantee by particular subsidiaries may be suspended or terminated under some circumstances.

The Company may, at its option, generally redeem all or portion of the Notes at any time prior to the date that is 60 days prior to the final maturity of the Notes at a redemption price of 100% of the principal amount on the Notes plus accrued and unpaid interest, if any, to the redemption date, plus a “make whole” premium. The Company may redeem the Notes within 60 days of the final maturity of the Notes at a redemption price of 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the redemption date. Upon the occurrence of certain events resulting in both a change in control of the Company and a ratings downgrade with respect to the Notes, subject to certain exceptions, the Company will be required to make an offer to each holder of the Notes to purchase all or any part of such holder’s Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. The Eighth Supplemental Indenture includes customary events of default, including payment defaults, failure to pay certain other indebtedness and certain events of bankruptcy, insolvency or reorganization.

The above description of the Notes and the Eighth Supplemental Indenture is qualified in its entirety by reference to the full text of the Eighth Supplemental Indenture (including the form of Note included therein), a copy of which was previously filed by the Company with the SEC on February 13, 2014, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document
1.2	Underwriting Agreement, dated as of February 25, 2014, among Lennar Corporation, the Guarantors named therein and Citigroup Global Markets Inc.
5.1	Opinion of K&L Gates LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2014	Lennar Corporation

	By:	/s/ Mark Sustana
	Name:	Mark Sustana
	Title:	Secretary and General Counsel